                                                                                                    EXHIBIT 3.1

                                           CERTIFICATE OF FORMATION

                                                      OF

                                      GREENPOINT MORTGAGE SECURITIES LLC

        1.      The name of the limited liability company is GreenPoint Mortgage Securities LLC.

        2.      The address of its registered office in the State of Delaware is Corporation Trust Center,  1209 Orange

        Street,  in the City of  Wilmington,  county of New Castle.  The name of its  registered  agent at such address is The Corporation Trust Company.

                IN WITNESS  WHEREOF,  the undersigned has executed this  Certificate of Formation of GreenPoint
         Mortgage Securities LLC this 26th day of  September, 2003.

                                                   /s/ Stacy K. Stecher
                                                   Stacy K. Stecher
                                                   Authorized Person